EXHIBIT 10.104

                        Pellettieri, Rabstein and Altman
                                Counselors at Law

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                            100 Nassau Park Boulevard
                                     CN 5301
                        Princeton, New Jersey 08543-5301
                                 (609) 520-0900
                               Fax (609) 452-8796
                              Email: PRA@pralaw.com

                                                               November 11, 2004
HiEnergy Technologies, Inc.
c/o Dr. Bogdan Maglich
1601 Alton Parkway, Suite B
Irvine, CA 92606

         Re: HiEnergy Technologies, Inc.

Dear Dr. Maglich:

         Thank you for contacting us for representation regarding the above referenced matter. Under the rules governing the legal profession, we are required to set forth in writing our fees. This will confirm that we have agreed to represent your interests regarding this matter on an hourly fee basis plus costs. With that duty in mind our billing rate is $325.00. We require an initial retainer of $10,000.00, which shall also be our minimum fee. Against this retainer you will be billed for fees and costs. You will be billed monthly. Payment is due upon receipt of invoice. In the unlikely event that any bill becomes past due more than 30 days, we will add interest on the unpaid balance at the rate of one percent (1%) per month. You also hereby agree to be responsible for attorney's fees and costs in the event that we need to take steps to collect an unpaid balance from you.

         If this arrangement is acceptable to you, please sign, date and return the original of this letter along with the retainer fee in the return envelope provided. You may retain the enclosed copy of this letter for your records. We look forward to assisting you and thank you for choosing Pellettieri, Rabstein and Altman.

                                                Very truly yours,

                                                Pellettieri, Rabstein and Altman

                                                /s/ W. Barry Rank

         I hereby agree to the terms and conditions of this letter fee agreement.


Dated:  November 17, 2004                       /s/ Bogdan C. Maglich
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                                                Dr. Bogdan Maglich